Exhibit 99.1

Contact:	J. Wes Frye
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE REPORTS 47.3% INCREASE IN FOURTH-QUARTER EARNINGS PER DILUTED SHARE TO $0.81 ON 21.7% GROWTH IN REVENUE
 ______________________________
Quarterly Operating Ratio Improves 260 Basis Points to 84.4%

THOMASVILLE, N.C. - (February 5, 2015) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2014. For the fourth quarter, revenue increased 21.7% to $721.0 million from $592.5 million for the fourth quarter of 2013. Net income rose 48.2% to $69.9 million for the fourth quarter of 2014 from $47.2 million for the comparable quarter in 2013. Earnings per diluted share were $0.81 for the fourth quarter of 2014, an increase of 47.3% from $0.55 for the same prior-year quarter. The Company’s operating ratio improved to 84.4% for the fourth quarter of 2014 from 87.0% for the fourth quarter of 2013.

Revenue for 2014 increased 19.3% to $2.79 billion from $2.34 billion for 2013. Net income grew 29.8% for 2014 to $267.5 million from $206.1 million for 2013. Earnings per diluted share for 2014 increased 29.7% to $3.10 from $2.39 for 2013. Old Dominion’s operating ratio improved to 84.2% for 2014 from 85.5% for 2013.

"Old Dominion completed another year of outstanding performance with fourth-quarter results that included accelerated growth rates for revenue, tonnage and earnings per diluted share," commented David S. Congdon, President and Chief Executive Officer of Old Dominion. "Our revenue growth once again reflects increased market share, which we attribute to our employees' ability to provide superior on-time and claims-free service at a fair and equitable price. The combination of revenue growth and the 260 basis-point improvement in our operating ratio contributed to the 47.3% improvement in earnings per diluted share for the fourth quarter of 2014. In addition, our earnings per diluted share benefited from the repurchase of $5.5 million of common stock under our two-year, $200 million stock repurchase program that we announced in November 2014.

"The Company's strong financial results for the quarter reflect improved freight density and yield. LTL tons per day increased 19.8% for the fourth quarter on a 17.1% increase in shipments and a 2.3% increase in weight per shipment. LTL revenue per hundredweight increased 1.5% despite the decline in fuel surcharge rates, decrease in length of haul and increase in weight per shipment, each of which generally has the effect of lowering this yield metric. Excluding fuel surcharges, revenue per hundredweight increased 3.0%, as the pricing environment has remained favorable.

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ODFL Reports Fourth-Quarter Financial Results

February 5, 2015

"Our ability to increase market share and grow tonnage in 2014 was made possible by our commitment to providing superior service while also continuing to invest in our network, equipment, technology and, most importantly, our people. To meet the demands of our existing business and anticipated growth, we expanded our workforce significantly during 2014 with the addition of 2,370 full-time employees. While there are typically increased costs and reduced productivity associated with new employees, we believe our education and training programs help to maximize our employees' ability to contribute to our long-term success.

"We invested heavily in the capacity and capabilities of our network, equipment and technology in 2014, which has further differentiated Old Dominion in a capacity-constrained industry. For full-year 2014, our capital expenditures totaled $367.7 million, including $117.5 million for real estate and service center expansion projects, $206.3 million for tractors, trailers and other equipment and $43.9 million for technology and other assets.

"For 2015, we expect our capital expenditures to total $463.3 million, including planned expenditures of $164.7 million for real estate and service center expansion projects, $271.8 million for tractors, trailers and other equipment and $26.8 million for technology and other assets.”

Mr. Congdon concluded, "Our fourth-quarter financial and operating results allowed us to finish our record year on a very strong note. By staying focused on delivering a superior service value to our customers, while also making the necessary investments in our capacity and our people, we believe we can continue to gain market share and produce further profitable growth. We also expect the long-term execution of our business model to allow us to continue our long-term record of growth in earnings and shareholder value."

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Standard Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call through March 5, 2015. A telephonic replay will also be available through February 19, 2015 at (719) 457-0820, Confirmation Number 8650231.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic recessions and downturns in customers' business cycles and shipping requirements; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels, and claims in excess of insured coverage levels; (9) potential cost increases associated with healthcare legislation; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (12) decreases in demand for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service

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ODFL Reports Fourth-Quarter Financial Results

February 5, 2015

for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) the costs and potential liabilities related to litigation and governmental proceedings; (16) various risks arising from our international business operations and relationships; (17) the costs and potential adverse impact of non-compliance with rules issued by the Federal Motor Carrier Safety Administration, including its Compliance, Safety, Accountability initiative; (18) seasonal trends in the less-than-truckload industry, including harsh weather conditions; (19) our dependence on key employees; (20) the concentration of our stock ownership with the Congdon family; (21) the costs and potential adverse impact associated with future changes in accounting standards or practices; (22) the impact of potential disruptions to our information technology systems or our service center network; (23) damage to our reputation from the misuse of social media; (24) dilution to existing shareholders caused by any issuance of additional equity; and (25) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL service and other logistics services from a single integrated organization. In addition to its core LTL services, the Company offers its customers a broad range of value-added services including international freight forwarding, ground and air expedited transportation, container delivery, truckload brokerage, supply chain consulting, warehousing and consumer household pickup and delivery.

OLD DOMINION FREIGHT LINE, INC.
Financial Highlights

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
(In thousands, except per share amounts)	2014	2013	Chg.	2014	2013	Chg.
Revenue	$721,048	$592,470	21.7%	$2,787,897	$2,337,648	19.3%
Operating income	$112,298	$76,845	46.1%	$441,307	$338,438	30.4%
Operating ratio	84.4%	87.0%		84.2%	85.5%
Net income	$69,869	$47,156	48.2%	$267,514	$206,113	29.8%
Basic and diluted earnings per share	$0.81	$0.55	47.3%	$3.10	$2.39	29.7%
Basic and diluted weighted average shares outstanding	86,154	86,165	0.0%	86,162	86,165	0.0%

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ODFL Reports Fourth-Quarter Financial Results

February 5, 2015

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year To Date
(In thousands, except per share amounts)	2014		2013		2014		2013
Revenue	$721,048	100.0%	$592,470	100.0%	$2,787,897	100.0%	$2,337,648	100.0%

Operating expenses:
Salaries, wages & benefits	366,367	50.8%	308,159	52.0%	1,381,277	49.6%	1,170,773	50.1%
Operating supplies & expenses	104,794	14.5%	97,591	16.5%	432,675	15.5%	385,201	16.5%
General supplies & expenses	21,210	2.9%	16,054	2.7%	83,165	3.0%	69,765	3.0%
Operating taxes & licenses	22,411	3.1%	18,193	3.1%	83,417	3.0%	71,599	3.1%
Insurance & claims	8,218	1.1%	7,643	1.3%	36,145	1.3%	30,910	1.3%
Communications & utilities	6,351	0.9%	5,927	1.0%	25,507	0.9%	23,142	1.0%
Depreciation & amortization	39,546	5.5%	33,807	5.7%	146,466	5.3%	127,072	5.4%
Purchased transportation	32,429	4.5%	27,575	4.6%	129,312	4.6%	106,435	4.5%
Building and office equipment rents	2,780	0.4%	2,784	0.5%	10,679	0.4%	11,920	0.5%
Miscellaneous expenses, net	4,644	0.7%	(2,108)	(0.4)%	17,947	0.6%	2,393	0.1%

Total operating expenses	608,750	84.4%	515,625	87.0%	2,346,590	84.2%	1,999,210	85.5%

Operating income	112,298	15.6%	76,845	13.0%	441,307	15.8%	338,438	14.5%

Non-operating expense (income):
Interest expense	1,449	0.2%	2,338	0.4%	6,610	0.2%	9,620	0.4%
Interest income	(30)	(0.0)%	(46)	(0.0)%	(108)	(0.0)%	(147)	(0.0)%
Other expense (income), net	530	0.1%	(518)	(0.1)%	2,291	0.1%	279	0.0%

Income before income taxes	110,349	15.3%	75,071	12.7%	432,514	15.5%	328,686	14.1%

Provision for income taxes	40,480	5.6%	27,915	4.7%	165,000	5.9%	122,573	5.3%

Net income	$69,869	9.7%	$47,156	8.0%	$267,514	9.6%	$206,113	8.8%

Earnings per share:
Basic and Diluted	$0.81		$0.55		$3.10		$2.39

Weighted average outstanding shares:
Basic and Diluted	86,154		86,165		86,162		86,165

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ODFL Reports Fourth-Quarter Financial Results

February 5, 2015

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2014	2013	% Chg.	2014	2013	% Chg.
Work days	63	63	—%	254	254	—%
Operating ratio	84.4%	87.0%		84.2%	85.5%
LTL intercity miles (1)	133,319	110,195	21.0%	503,923	429,709	17.3%
LTL tons (1)	1,902	1,588	19.8%	7,391	6,325	16.9%
LTL shipments (1)	2,325	1,986	17.1%	9,073	7,942	14.2%
LTL revenue per intercity mile (2)	$5.22	$5.20	0.4%	$5.38	$5.28	1.9%
LTL revenue per hundredweight (2)	$18.30	$18.03	1.5%	$18.33	$17.95	2.1%
LTL revenue per hundredweight, excluding fuel surcharges (2)	$15.56	$15.10	3.0%	$15.40	$14.98	2.8%
LTL revenue per shipment (2)	$299.38	$288.33	3.8%	$298.65	$285.85	4.5%
LTL revenue per shipment, excluding fuel surcharges (2)	$254.54	$241.47	5.4%	$250.92	$238.52	5.2%
LTL weight per shipment (lbs.)	1,636	1,599	2.3%	1,629	1,593	2.3%
Average length of haul (miles)	928	930	(0.2)%	928	936	(0.9)%

(1) -	In thousands
(2) -
Our operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2014	2013
Cash and cash equivalents	$34,787	$30,174
Other current assets	398,356	302,805
Total current assets	433,143	332,979
Net property and equipment	1,743,245	1,543,059
Other assets	59,849	56,051
Total assets	$2,236,237	$1,932,089

Current maturities of long-term debt	$35,714	$35,715
Other current liabilities	219,924	196,407
Total current liabilities	255,638	232,122
Long-term debt	120,000	155,714
Other non-current liabilities	366,535	312,171
Total liabilities	742,173	700,007
Equity	1,494,064	1,232,082
Total liabilities & equity	$2,236,237	$1,932,089
Note: The financial and operating statistics in this press release are unaudited.

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